EXHIBIT 10.2

FORM OF

FIRST AMENDMENT TO
INDEMNIFICATION AGREEMENT

THIS First Amendment to the Indemnification Agreement by and between EVOLVING SYSTEMS, INC., a Delaware corporation (the “Company”), and                                                       (“Indemnitee”) (the “Agreement”) is effective as of January 1, 2008.

                WHEREAS, the Company and Indemnitee entered into the Agreement, first effective as of                                                       , 200    .

                WHEREAS, Section 19 of the Agreement permits amendment of the Agreement in a writing signed by both parties.

                WHEREAS, the Company and Indemnitee desire to amend the Agreement, to the extent necessary, to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the April 10, 2007, final regulations thereunder (collectively “Section 409A”) and to make other changes set forth below.

                NOW, THEREFORE, in consideration of the mutual terms and conditions described herein, the parties agree the Agreement is hereby amended as follows:

                1.             Effective as of January 1, 2008, the Agreement is hereby amended by adding a new Section 24, Section 409A, to read in its entirety as follows:

24.          SECTION 409A.  The parties intend that any amounts payable and benefits provided under this Agreement and the exercise of authority or discretion hereunder by the Company or by Indemnitee shall be eligible for the regulatory exception to the limitations imposed on deferred compensation by Section 409A for certain indemnification arrangements described in Treas. Reg. Section 1.409A-1(b)(10).  In the event, or to the extent, this exception is not available, any amounts payable and benefits provided hereunder shall be paid to Indemnitee at such date or a later day within the same calendar year, or, if later, by the 15th day of the third calendar month following the date the expenses are incurred by Indemnitee, and if applicable, any payments shall be delayed for a period of six months following “separation from service” by Indemnitee so as not to subject Indemnitee to the payment of additional taxes and interest that may be imposed under Section 409A.  To the extent that any amount payable or benefit provided under this Agreement would trigger the additional tax or interest imposed under Section 409A, the Company and Indemnitee agree to work together to modify the Agreement to the minimum extent necessary to reasonably comply with the requirements of Section 409A, provided that the Company shall not be required to assume any increased economic burden.

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                IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

EVOLVING SYSTEMS, INC.

By:
Name:
Title:

Address:	Evolving Systems, Inc.
9777 Pyramid Ct., Suite 100
Englewood, CO 80112

AGREED TO AND ACCEPTED

INDEMNITEE

By:

Name:

Title: